SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   -----------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  July 31, 1998



                                 Room Plus, Inc.
               (Exact Name of Registrant as Specified in Charter)



          New York                  1-14478                      11-2622051
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(State or Other Jurisdiction       (Commission                  (IRS Employer
      of Incorporation)           File Number)               Identification No.)


  91 Michigan Avenue, Paterson, New Jersey                             07503
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(Address of Principal Executive Offices)                             (Zip Code)



       Registrant's telephone number, including area code: (973) 523-4600


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.  Changes in Control of Registrant.


            On July 31, 1998, Room Plus, Inc. (the "Company") entered into certain agreements with David A. Belford ("Belford") pursuant to which Belford loaned the Company the sum of $1,500,000.00 for a two (2) year term at an annual interest rate of 12% (the "Loan") and received a Warrant to purchase 2,000,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. Copies of the Loan Agreement and the Warrant, each dated July 31, 1998, are filed herewith as Exhibits 10.25 and 4.13, respectively, and are incorporated herein by reference. Based upon the number of shares of the Company's Common Stock currently outstanding, upon full exercise of the Warrant, Belford would own approximately 31.3% of the Company's Common Stock. The Loan is secured by a pledge of substantially all of the Company's assets pursuant to a Security Agreement dated July 31, 1998, a copy of which is filed herewith as Exhibit
10.26 and incorporated herein by reference. Pursuant to the Loan Agreement, Belford was also elected as a Director and Chairman of the Board of the Company, and all expenditures by the Company in excess of $5,000.00 require the prior approval of Belford, which is not to be unreasonably withheld.

            Simultaneously with the execution of the foregoing agreements between the Company and Belford, the Company also entered into a Conditional Agreement and Plan of Merger with Nationwide Warehouse & Storage, Inc. ("Nationwide") dated July 31, 1998 (the "Merger Agreement"), a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. Pursuant to the Merger Agreement, Nationwide is granted the right to merge with the Company (the "Merger") if Nationwide's Board of Directors and Shareholders so elect within five (5) business days following the issuance of the Company's financial statements for the fiscal year ending December 31, 1998. The Merger Agreement provides for the Company to issue an aggregate of 61,965,000 shares of its Common Stock to Nationwide's shareholders in the Merger, which amount would be increased to 84,915,000 shares if Nationwide were to acquire a related company in exchange for its stock prior to the Merger. Marc Zucker, Allan Socher, Theodore Shapiro and Frank Terzo, directors of Room Plus, who currently own in the aggregate 1,471,267 shares of Room Plus Common Stock, exclusive of warrants and options, have agreed to vote their shares in favor of the merger, which has been approved by the Room Plus Board of Directors. Copies of those Stockholder Agreements, each dated July 31, 1998, are filed herewith as Exhibits 10.27, 10.28, 10.29 and 10.30, respectively, and are incorporated herein by reference. The Merger is subject to approval by the Company's shareholders and other conditions. Nationwide is an affiliate of Belford.

            As a result of the foregoing transactions, Belford may be deemed to control the Company. A copy of the Company's press release dated August 3, 1998 announcing the foregoing transactions is filed herewith as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

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

(c) Exhibits. The following exhibits are filed herewith:

No.         Document
---         --------

2.1 Conditional Agreement and Plan of Merger dated as of July 31, 1998, among the Company, Room
            Plus Sub, Inc. and Nationwide Warehouse &
            Storage, Inc.

4.13 Stock Subscription Warrant issued by the Company to David A. Belford

10.25 Loan Agreement dated July 31, 1998, by and between the Company and David A. Belford

10.26 Security Agreement dated as of July 31, 1998, by and between the Company and David A. Belford

10.27 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage,
            Inc., the Company, Room Plus Sub, Inc. and Marc
            Zucker

10.28 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage,
            Inc., the Company, Room Plus Sub, Inc. and Allan
            Socher

10.29 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage,
            Inc., the Company, Room Plus Sub, Inc. and
            Theodore Shapiro

10.30 Stockholder Agreement dated as of July 31, 1998, by and between Nationwide Warehouse & Storage,
            Inc., the Company, Room Plus Sub, Inc. and Frank
            Terzo

99          Press release dated August 3, 1998


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ROOM PLUS, INC.




Date: August 7, 1998                    By: /s/ Jay H. Goldberg
                                            ----------------------------
                                            Name:  Jay H. Goldberg
                                            Title: Chief Financial Officer

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